                                   EXHIBIT 21



                     LIST OF SUBSIDIARIES OF THE REGISTRANT





                  SUBSIDIARIES OF THE COLONIAL BANCGROUP, INC.



                 COLONIAL BANK, AN ALABAMA BANKING CORPORATION.

                 COLONIAL BANK, A TENNESSEE BANK.

                 COLONIAL BANK, LAWRENCEVILLE, GEORGIA, A GEORGIA STATE BANK

                 COLONIAL BANK, ORLANDO, FLORIDA, A FLORIDA BANK

                 COLONIAL BANK OF SOUTH FLORIDA, A FLORIDA BANK

                 COLONIAL BANK, FSB, A FEDERAL SAVINGS BANK, EUSTIS, FLORIDA

                 THE COLONIAL BANCGROUP BUILDING CORPORATION, AN ALABAMA CORPORATION.